EXHIBIT 11.0

Statement RE:  Computation of per Common Share Earnings
Alexander & Alexander Services Inc.

(in millions, except per share information)

                                                                Three months ended
                                                                      March 31,
                                                            -------------------------
                                                                   1995        1994
                                                                  -------     -------
PRIMARY
- --------
  Earnings (Loss) Attributable to Common Shareholders:
  ---------------------------------------------------
  Income (loss) before cumulative effect of change in accounting    $41.7       ($1.8)
  Cumulative effect of change in accounting                            -         (2.6)
                                                                 ---------    ---------
  Net income (loss)                                                  41.7        (4.4)
  Less: Preferred stock dividends                                    (6.2)       (2.1)
                                                                 ---------    ---------
  Earnings (loss) attributable to common shareholders               $35.5       ($6.5)
                                                                 =========    =========
  Average Common and Common Equivalent Shares Outstanding:
  --------------------------------------------------------
  Average common shares outstanding                                  44.2        43.5
  Add shares of common stock assumed issued on:
      Exercise of stock options                                       0.1          -
                                                                 ---------    ---------
  Average common and common equivalent shares outstanding            44.3        43.5
                                                                 =========    =========

FULLY DILUTED
- -------------
  Fully Diluted Earnings Per Share:
  ---------------------------------
  Income (loss) before cumulative effect of change in accounting    $41.7       ($1.8)
  Cumulative effect of change in accounting                            -         (2.6)
                                                                 ---------    ---------
  Net income (loss)                                                  41.7        (4.4)
  Less: Preferred stock dividends                                    (6.2)       (2.1)
                                                                 ---------    ---------
  Earnings (loss) attributable to common shareholders                35.5        (6.5)
  Add:Preferred stock dividends                                       6.2          -
      Interest on debentures                                          1.1          -
                                                                 ---------    ---------
  Net income available to common shareholders                       $42.8       ($6.5)
                                                                 =========    =========

  Average Common Shares Outstanding, Assuming Full Dilution:
  ----------------------------------------------------------
  Average common shares outstanding                                  44.2        43.5
  Add shares of common stock assumed issued on:
      Exercise of stock options                                       0.3          -
      Conversion of convertible debentures                            1.6          -
      Conversion of preferred stock                                  15.8          -
                                                                 ---------    ---------
  Average common shares outstanding, assuming full dilution          61.9        43.5
                                                                 =========    =========

  Note: Fully diluted earnings per share for the quarter ended March 31,1994 was antidilutive; therefore, the amounts for primary and fully diluted earnings per share computations were the same.

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